UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2017

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 26, 2017, VBI Vaccines Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and Canaccord Genuity Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 14,000,000 common shares (the “Underwritten Shares”) of the Company (the “Underwritten Offering”). All of the Underwritten Shares are being sold by the Company. The offering price to the public of the Underwritten Shares is $3.05 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $2.8365 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to additional 2,100,000 common shares at the same price per share as the Underwritten Shares. After underwriting discounts and commissions, the Company expects to receive net proceeds from the Underwritten Offering of approximately $39.7 million (or approximately $45.7 million if the Underwriters exercise in full their option to purchase additional common shares).

The Underwritten Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (Registration Statement No. 333-217995) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on June 8, 2016. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the Underwritten Offering have been filed with the Commission. The Underwritten Offering is expected to close on or about October 30, 2017, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Stikeman Elliott LLP, relating to the validity of the issuance and sale of the Underwritten Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

Subscription Agreement

On October 26, 2017, the Company entered into a subscription agreement (the “Subscription Agreement”) with certain investors relating to the Company’s registered direct offering, issuance and sale (the “Registered Direct Offering”) of 7,475,410 common shares (the “RD Shares”). The purchase price per RD Share was $3.05. The Company has not engaged an underwriter or placement agent in connection with the Registered Direct Offering.

The closing of the Registered Direct Offering is expected to take place on October 30, 2017. The Subscription Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. In addition, closing of the Registered Direct Offering is contingent upon the Company completing, following the date of the Subscription Agreement and inclusive of the proceeds from the Registered Direct Offering, financings for an aggregate amount of $55 million.

As a finder’s fee in connection with the Registered Direct Offering, the Company agreed to issue to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership four-year warrants to purchase 550,000 common shares at an exercise price of $3.34 per share (collectively, the “Pontifax Warrants”).

Pursuant to the Subscription Agreement, immediately upon closing of the Registered Direct Offering, the Company will increase the current size of the board of directors by one member and elect to such newly created vacancy Ran Nussbaum to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Company’s articles.

The RD Shares, the Pontifax Warrants and the common shares issuable upon exercise of the Pontifax Warrants will be issued pursuant to the Registration Statement. The Company has filed a prospectus supplement and the accompanying prospectus relating to the Registered Direct Offering with the Commission.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the form of Subscription Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

A copy of the legal opinion and consent of Stikeman Elliott LLP, relating to the validity of the issuance and sale of the RD Shares, the Pontifax Warrants and the common shares issuable upon exercise of the Pontifax Warrants is attached as Exhibit 5.2 hereto, and a copy of the legal opinion and consent of Haynes and Boone, LLP relating to the enforceability of the Pontifax Warrants is filed as Exhibit 5.3 hereto, and each is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

Item 8.01 Other Events.

On October 26 2017, the Company issued a press release announcing the pricing of the concurrent Underwritten Offering and the Registered Direct Offering of its common shares. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 26, 2017, by and among the Company and BMO Capital Markets Corp. and Canaccord Genuity Inc., as representatives of the several Underwriters
5.1	Opinion of Stikeman Elliott LLP
5.2	Opinion of Stikeman Elliott LLP
5.3	Opinion of Haynes and Boone, LLP
10.1	Form of Subscription Agreement, between the Company and the investor parties thereto
23.1	Consent of Stikeman Elliott LLP (contained in Exhibit 5.1 above)
23.2	Consent of Stikeman Elliott LLP (contained in Exhibit 5.2 above)
23.3	Consent of Haynes and Boone, LLP (contained in Exhibit 5.3 above)
99.1	Press Release dated October 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: October 27, 2017	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer